Conformis Reports First Quarter 2022 Financial Results

BILLERICA, Mass., May 4, 2022 (GLOBE NEWSWIRE) - Conformis, Inc. (NASDAQ:CFMS), an orthopedic medical device company that features personalized knee and hip replacement products, announced today financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Summary

•Total revenue of $15.6 million, an increase of 12% year-over-year on a reported basis and 13% on a constant currency basis.
•Product revenue of $14.9 million, an increase of 9% year-over-year on a reported and constant currency basis.
•Conformis hip system revenue up 18% year-over-year to $0.8 million.
•Cash and cash equivalents of $82.7 million as of March 31, 2022.
•Recently completed the 250th Imprint procedure under the limited market release.
•New COO, Michael Fillion started April 1, 2022.

Executive Commentary – Mark Augusti, President and CEO

“We had another good quarter of progress on our Imprint and Platinum Services rollouts. Surgeon interest and feedback continue to be favorable and we are positioned well to benefit as elective arthroplasty procedure recovery takes hold in hospitals and ASC’s over the coming quarters. Traction on our topline and recovery of procedural levels will benefit our gross margins, which have been under pressure the past two quarters. We are acting decisively to reverse this trend and get back to our expected gross margins.”

	Three months ended March 31,		Increase/(decrease)
($, in thousands)	2022	2021	$ Change	% Change	% Change
				(as reported)	(constant currency)
United States	$12,715	$11,604	$1,111	10%	10%
Rest of world	2,169	2,107	62	3%	9%
Product revenue	14,884	13,711	1,173	9%	9%
Royalty revenue	667	124	543	438%	438%
Total revenue	$15,551	$13,835	$1,716	12%	13%

First Quarter 2022 Highlights

Revenue
•Increase in product revenue year-over-year was primarily due to modest recovery in elective surgeries as compared to the same period last year and growth in the ambulatory surgery center channel, which is the primary target for our Imprint knee.
•Royalty and licensing revenue for the first quarter included the recognition of the final $0.5 million payment under an existing license agreement with Paragon 28.

Gross Margin
•Total gross profit decreased $0.4 million to $5.7 million, or 36.9% of revenue, in the first quarter of 2022, compared to $6.2 million, or 44.6% of revenue, in the first quarter of 2021.
•The decline in gross margin rate year-over-year was driven by increased vendor material costs, higher labor costs and labor inefficiencies, elevated scrap, cancelled case inventory expense, and a reduction in product selling price partially offset by higher royalty and licensing revenue.

Operating Expenses
•Total operating expenses of $20.5 million, an increase of $5.2 million year-over-year.
•Sales and marketing expenses increased $1.6 million primarily due to higher tradeshow, sales commissions, and personnel costs.
•Research and development expenses increased $0.9 million primarily driven by personnel and project-related costs for our new hip stem, cementless knee, and design software enhancements.
•General and administrative expenses increased $2.7 million primarily driven by higher customer delivery related costs and professional fees related to litigation involving our intellectual property.

Net Loss
•Net loss was $16.0 million, or $0.09 per basic and diluted share, in the first quarter of 2022, compared to a net loss of $11.5 million, or $0.09 per basic and diluted share, in the same period last year.
•Foreign currency exchange transaction loss was $0.8 million in the first quarter of 2022, compared to foreign currency exchange transaction loss of $1.8 million in the same period last year.
•Weighted average basic and diluted shares outstanding of 179.2 million for the first quarter of 2022, compared to 131.3 million for the same period last year.

Capital Structure and Liquidity
•Cash and cash equivalents totaled $82.7 million as of March 31, 2022, compared to $100.6 million as of December 31, 2021.

Outlook
•We expect our second quarter product revenue to be in the range of $14.5 million to $15.5 million.
•The second quarter revenue range does not assume improvement in staffing shortages in medical facilities but assumes a gradual recovery in elective procedures.
•We confirm our full year product revenue expectations of $60 million to $70 million.
•For operating expenses, we reiterate our expectations of $75 million to $81 million for the year.

Note on Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides certain information regarding the Company's financial results or projected financial results on a non-GAAP "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period financial results as compared to the applicable comparable period. This impact is derived by taking the adjusted current or projected local currency results and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable period. It does not include any other effect of changes in foreign currency rates on the Company's results or business. Non-GAAP information is not a substitute for, and is not superior to, information presented on a GAAP basis. Company management uses these non-GAAP measures internally to measure operational performance.

Conference Call and Webcast – May 4, 2022 – 8:30 am ET

As previously announced, Mark Augusti, CEO, and Bob Howe, CFO, will host a webcast and conference call this morning, Wednesday, May 4, 2022, at 8:30 a.m. Eastern Time to discuss this business update.

The webcast will be live at: https://edge.media-server.com/mmc/p/unvfzkbo
To attend by telephone, please use the information below for dial-in access.
•When prompted on dial-in, please utilize conference ID: 9056628
•Participant conference numbers: (877) 809-6331 (U.S./Canada) and (615) 247- 0224 (International).
•Please dial in at least 10 minutes before the call to ensure timely participation.

The online archive of the webcast will be available on the company’s website at ir.conformis.com for 30 days.

Annual Shareholder Meeting – May 4, 2022 – 12:00 p.m. ET

As previously announced, the Company will hold its annual shareholder meeting this afternoon, Wednesday, May 4, 2022, at 12:00 p.m. Eastern Time.

Stockholders will be able to listen, vote, and submit questions by logging in at: www.virtualshareholdermeeting.com/CFMS2022

About Conformis, Inc.

Conformis is a medical technology company focused on advancing orthopedic patient care and creating a world without joint pain. Its product portfolio is designed to maximize surgeon and patient choice by offering fully personalized solutions through its Image-to-Implant® Platinum Services℠ Program as well as data-informed, standardized solutions that combine many benefits of personalization with the convenience and flexibility of an off-the-shelf system. Conformis’ sterile, just-in-time, Surgery-in-a-Box™ delivery system is available with all of its implants and personalized, single-use instruments. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover personalized implants and patient-specific instrumentation for all major joints.

For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at ir.conformis.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release about our future expectations, plans and prospects, the anticipated timing of our product launches, and our financial position and results, total revenue, product revenue, gross margin, operations and growth, as well as other statements containing the words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "project," "should," "target," "will," or "would" or the negative of these terms or other and similar expressions are intended to identify forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to the novel coronavirus pandemic and the response to the pandemic; whether our cash resources will be sufficient to fund our continuing operations for the periods anticipated; risks related to our estimates and expectations regarding our revenue, gross margin, expenses, revenue growth and other results of operations, and the other risks and uncertainties described in the "Risk Factors" sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, and other public filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

CONTACT:
Investor Relations
ir@conformis.com
(781) 374-5598

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021

Revenue
Product	$14,884	$13,711
Royalty and licensing	667	124
Total revenue	15,551	13,835
Cost of revenue	9,810	7,662
Gross profit	5,741	6,173

Operating expenses
Sales and marketing	6,665	5,113
Research and development	4,479	3,540
General and administrative	9,333	6,666
Total operating expenses	20,477	15,319
Loss from operations	(14,736)	(9,146)

Other income and expenses
Interest income	17	18
Interest expense	(451)	(594)
Foreign currency exchange transaction loss	(827)	(1,761)
Total other expenses	(1,261)	(2,337)
Loss before income taxes	(15,997)	(11,483)
Income tax provision	34	23

Net loss	$(16,031)	$(11,506)

Net loss per share:
Basic and diluted	$(0.09)	$(0.09)
Weighted average common shares outstanding:
Basic and diluted	179,179,263	131,300,157

CONFORMIS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
Assets	(unaudited)
Current Assets
Cash and cash equivalents	$82,717	$100,556
Accounts receivable, net	10,139	9,079
Royalty and licensing receivable	652	280
Inventories, net	15,651	15,204
Prepaid expenses and other current assets	1,885	1,764
Total current assets	111,044	126,883
Property and equipment, net	9,853	10,268
Operating lease right-of-use assets	7,231	7,536
Other Assets
Restricted cash	562	562
Other long-term assets	91	92
Total assets	$128,781	$145,341

Liabilities and stockholder's equity
Current liabilities
Accounts payable	$5,157	$6,557
Accrued expenses	9,206	9,576
Operating lease liabilities	1,883	1,830
Total current liabilities	16,246	17,963
Long-term debt, less debt issuance costs	20,397	20,355
Operating lease liabilities	6,144	6,471
Total liabilities	42,787	44,789
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.00001 par value:
Authorized: 5,000,000 shares authorized at March 31, 2022 and December 31, 2021; no shares issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Common stock, $0.00001 par value:
Authorized: 300,000,000 shares authorized at March 31, 2022 and December 31, 2021; 185,332,724 and 186,042,390 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	633,249	632,513
Accumulated deficit	(546,882)	(530,851)
Accumulated other comprehensive loss	(375)	(1,112)
Total stockholders' equity	85,994	100,552
Total liabilities and stockholders' equity	$128,781	$145,341